Exhibit 99.1

Contacts:
Nancy Dussault	Elise Caffrey
Media Relations	Investor Relations
iRobot Corp.	iRobot Corp.
(781) 418-3323	(781) 418-3003
ndussault@irobot.com	ecaffrey@irobot.com
iRobot Names Sandra Lawrence President, Home Robots Division
BURLINGTON, Mass., April 24, 2007 — iRobot Corp. (NASDAQ: IRBT) today announced that Sandra B. Lawrence will join as president and general manager of the company’s Home Robots division. Ms. Lawrence will be directly responsible for all aspects of the division’s strategy development and execution, as well as innovation and operations. She will focus on expanding iRobot’s portfolio of home robots and delivering products to a broader set of global customers. Lawrence will report to Chief Executive Officer Colin Angle.
“It’s an exciting time in the history of the robot category, and Sandra’s track record of taking technical and product innovations and translating them into global success stories makes her an ideal match for our Home Robots business,” said Angle. “We are delighted she is joining iRobot.”
Twice named to Advertising Age’s “Top Marketer” list for her vision in introducing products that created new and burgeoning consumer markets, Lawrence brings to iRobot leadership experience from some of the world’s top brands. Most recently she was vice president of innovation and growth platforms for the $14 billion consumer group of companies at Johnson & Johnson. Prior to that, Lawrence was vice president of sales and marketing for The Spectacle Lens Group, a division of Johnson & Johnson Vision Care. There, she was responsible for developing new technology innovations into successful businesses around the world.
Previously, Lawrence served in several roles at Polaroid including chief marketing officer as well as senior vice president of the Teen franchise where she conceptualized and launched the very successful iZone pocket cameras. She left Polaroid as senior vice president and general manager of the Instant Digital Printing Group, where she led the conception through introduction — and all operational phases in between — of new products that could result in billion dollar businesses. She began her career at The Gillette Company, ultimately rising to the position of vice president of new products and business development, where she oversaw development for Gillette’s Personal Care products in the U.S., Canada and Europe. One of her earliest successes was the development and launch of the Silkience hair care brand.
Lawrence has a bachelor’s degree in business administration from the University of Maine and a master’s degree in business administration from Northeastern University.
About iRobot Corp.
iRobot is a provider of robots that perform dull, dirty or dangerous missions in a better way. The company’s proprietary technology, iRobot AWARE Robot Intelligence Systems, incorporates advanced concepts in navigation, mobility, manipulation and artificial intelligence. This proprietary system enables iRobot to build behavior-based robots, including its family of consumer and military robots. For additional information about iRobot, please visit www.irobot.com.
For iRobot Investors:
Certain statements made in this press release that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things, our ability to retain our personnel and hire additional skilled personnel. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. iRobot Corporation undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by iRobot Corporation, see the disclosure contained in our public filings with the Securities and Exchange Commission including, without limitation, our most recent Annual Report on Form 10-K.
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